SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                       [ ]
Filed by a party other than the Registrant    [X]

Check the appropriate box:
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         14a-6(e)(2))
   [ ]   Definitive Proxy Statement
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   [X]   Soliciting Material under Rule 14a-12

                            Boston Biomedica, Inc.
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             (Name of Registrant as Specified in Its Charter)

                   Boston Biomedica Shareholders Committee
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Contact:
Richard T. Schumacher
Boston Biomedica Shareholders Committee
65 Black Pond Lane
Taunton, MA 02780
508-822-2439 (T)
BBICommittee@aol.com


           RICHARD T. SCHUMACHER, FOUNDER AND FORMER CEO/CHAIRMAN
             OF BOSTON BIOMEDICA, INC., ANNOUNCES NEW AGREEMENT
                         WITH FINANCIAL INSTITUTION


TAUNTON, Mass., April 22, 2003 - Mr. Richard T. Schumacher, Founder and former Chairman and CEO of Boston Biomedica, Inc. (NASDAQ: BBII), today announced that he and an entity he controls (together, "Mr. Schumacher") have signed a new Agreement with the financial institution to whom Mr. Schumacher currently has indebtedness secured by certain real property and shares of Boston Biomedica common stock. Mr. Schumacher's previous Agreement with the financial institution matured on March 31, 2003 but was extended by mutual consent until April 18, 2003; the new Agreement matures on December 31, 2003. Under the terms of this Agreement, Mr. Schumacher is required to make interest payments monthly, and to make pay downs of principal on or before June 30th, September 30th, October 31st, November 30th, and December 31st. The loan ($1,167,905 as of March 31st) is secured by certain of Mr. Schumacher's real property, as well as 629,657 shares of Boston Biomedica, Inc. common stock.

Mr. Schumacher said: "The interest and principal pay downs required in the Agreement just ended were met in full, so I am pleased to announce the signing of a new Agreement with a Termination Date of December 31, 2003. I am comfortable I will be able to meet the obligations of this new Agreement. I began this year with a goal to repay the financial institution in full as quickly as possible during 2003, which would then allow me to begin to repay my indebtedness to Boston Biomedica, to which I am and have always been committed. Unfortunately, having been terminated by the outside directors of the Company has made both my refinancing and repayment efforts much more difficult, but I nonetheless remain confident that I can still achieve this goal."

Mr. Schumacher recently announced the formation of the Boston Biomedica Shareholders Committee (the "BBI Committee"). The BBI Committee is an unincorporated association with a principal place of business c/o Richard
T. Schumacher, 65 Black Pond Lane, Taunton, MA 02780. The following individuals constitute the BBI Committee: R. Wayne Fritzsche, Russell B. Richerson, Ph.D., and Richard T. Schumacher.

Mr. Schumacher has nominated Mr. Fritzsche and Dr. Richerson (the "Nominees") for election as directors of Boston Biomedica, Inc. at the forthcoming annual meeting of stockholders. The Nominees have agreed to support Mr. Schumacher's reinstatement as Chief Executive Officer of the Company on the same terms and conditions as were in effect prior to the termination of his employment by the Company or on such other reasonable terms as may be approved by the Board of Directors. Mr. Schumacher has agreed to indemnify the Nominees against any legal fees they incur in connection with any claims that may be brought against them related to their nomination.

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Related Party Transaction

As of December 31, 2001, Boston Biomedica had entered into a one-year loan of $525,000 to Richard T. Schumacher, the Company's Founder and former Chairman and CEO. The principal of the loan was repaid in full in January 2002; interest on the loan was paid in full on March 31, 2003. The Company's loan was replaced by the Company's limited guaranty and pledge of a $1,000,000 interest bearing deposit at a financial institution to secure the Company's limited guaranty of loans in the aggregate of $2,418,000 from the financial institution to an entity controlled by Mr. Schumacher. The Company's original loan and subsequent pledge of $1,000,000 were made to assist Mr. Schumacher in refinancing indebtedness related to, among other things, his divorce settlement and to enable him to avoid the need to sell his Company common stock on the open market to satisfy his debts. The Company's Board of Directors and, with respect to the decision to pledge the $1,000,000 cash collateral, a special committee of the independent directors (Mr. Wilson, Mr. Capitanio, and Dr. Saravis) evaluated a number of options and concluded that the original loan to Mr. Schumacher and the subsequent pledge was the best option and in the best interests of the Company's stockholders in the belief that it would, among other things, avoid selling pressure on the Company's common stock and relieve the financial pressures on Mr. Schumacher that could otherwise divert his attention from the Company. In January 2003, the $1,000,000 pledge account was used to satisfy the limited guaranty obligation to the financial institution. The Company maintains a junior security interest in the collateral pledged by Mr. Schumacher to the financial institution; the Company currently reflects the pledge as a $1,000,000 loan receivable on its balance sheet. Additional information concerning this Related Party Transaction can be found in the Company's SEC filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

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Information concerning the participants in any solicitation of proxies by the BBI Committee with respect to the upcoming annual meeting of stockholders of the Company, and their direct or indirect interests, can be found in the Schedule 14A filed by the BBI Committee with the SEC on April 10, 2003, pursuant to Rule 14a-12.

A definitive proxy statement meeting the requirements of Securities Exchange Act Rule 14a-3(a) will be sent or given to security holders before or at the same time as the forms of proxy are furnished to or requested from security holders. Security holders should read the proxy statement when it is available because it will contain important information. Investors will be able to get the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission's website. The proxy statement will be available free from the Boston Biomedica Shareholders Committee, c/o Richard T. Schumacher, 65 Black Pond Lane, Taunton, MA 02780, 508-822-2439(T), BBICommittee@aol.com.

The BBI Committee is responsible for payment of all costs incurred in the Proxy Contest disclosed in this release. Contributions of up to $500 per person are welcomed by the BBI Committee to help defray these costs. Some or all of these costs may eventually be reimbursed by the Company should the Nominees be elected as Directors. The BBI Committee does not know whether the question of reimbursement will be submitted to a vote of stockholders, but it does think that it should be. (1)

Concerned individuals may contact either Mr. Schumacher or the BBI Committee at 65 Black Pond Lane, Taunton, MA 02780, by telephone at 508-822-2439, by fax at 508-828-6773, or by e-mail at BBICommittee@aol.com.

(1) This paragraph was not included in the press release sent out on April 22, 2003.

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